Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2010 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Leggett & Platt, Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri

May 19, 2010